Form of Investment Advisory Agreement for Janus Small Cap Value Fund is incorporated herein by reference to Exhibit 4(mm) to Post-Effective Amendment No. 106 to Janus Investment Fund's registration statement on Form N-1A, filed on January 3, 2003, Accession number 0001035704-03-000010 (File No. 2-34393). Since the filing thereof, the agreement was dated January 31, 2003 and was signed by Thomas A. Early and Kelley Abbott Howes.

Form of Investment Advisory Agreement for Janus Mid Cap Value Fund is incorporated herein by reference to Exhibit 4(pp) to Post-Effective Amendment No. 106 to Janus Investment Fund's registration statement on Form N-1A, filed on January 3, 2003, Accession number 0001035704-03-000010 (File No. 2-34393). Since the filing thereof, the agreement was dated December 10, 2002, a typographical error was corrected and the agreement was signed by Thomas A. Early and Kelley Abbott Howes.